UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2018

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Hartwell Avenue Lexington, MA	02421
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                         Termination of a Material Definitive Agreement.

Pursuant to the Lease Agreement dated November 22, 2011 by and between Quanterix Corporation (the “Company”) and King 113 Hartwell LLC (“Landlord”), as amended on August 22, 2014 (the “Lease”), the Company notified the Landlord of its intent to sublease all of the premises subject to the Lease from June 1, 2019 until the end of the term of the Lease, June 30, 2020 (the “Recapture Period”).  Under the terms of the Lease, Landlord had the right to terminate the Lease for the Recapture Period by providing notice to the Company.  On November 12, 2018, Landlord notified the Company that it was exercising this right.  Accordingly, the Lease will terminate as of May 31, 2019.  There are no early termination penalties incurred by the Company due to this termination.

As previously reported, on October 2, 2018, the Company entered into a Lease Agreement with SSI 900 Middlesex MA LP for approximately 91,600 rentable square feet (the “New Lease”) in the building located at 900 Middlesex Turnpike, Billerica, Massachusetts.  The premises covered by the New Lease will serve as the Company’s new principal office and laboratory space. The Company is expecting to move to this space late first quarter of 2019 but no later than April 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Date: November 15, 2018